Exhibit 3.2

COMPANY NO. 9525594

TRANSDIGM UK HOLDINGS PLC

ARTICLES OF ASSOCIATION

(AS ADOPTED BY SPECIAL RESOLUTION PASSED ON 20 APRIL 2018)

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CONTENTS

CLAUSE

No: 9525594

The Companies Act 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

TRANSDIGM UK HOLDINGS PLC

(as adopted by Special Resolution passed on 20 April 2018)

1 **INTERPRETATION AND LIMITATION OF LIABILITY**

1.1 No model Articles or regulations for companies (whether contained in the Companies (Model Articles) Regulations 2008, the Companies (Tables A - F) Regulations 1985, or any other enactment) shall apply to the Company.

1.2 In these Articles, the words and expressions set out in the first column below shall bear the respective meanings set opposite them:

'Act' means the Companies Act 2006

'Articles' means these Articles of Association as from time to time altered

'Associated Company' means a company or other body corporate that is associated with the Company within the meaning of section 256 of the Act

'Auditors' means the auditors for the time being of the Company

'Board' or the **'Directors'** means the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened meeting of Directors at which a quorum is present

'Business Day' means a day which is not a Saturday, Sunday, Christmas Day, Good Friday or bank holiday in England under the Banking and Financial Dealings Act 1971

'Companies Acts' means the Companies Acts (as defined in section 2 of the Act), in so far as they apply to the Company

'debenture' means debenture or debenture stock

'London Stock Exchange' means London Stock Exchange plc

'Office' means the registered office for the time being of the Company

'Ordinary Shares' means ordinary shares in the capital of the Company

'paid' means paid or credited as paid

'proxy notice' means a notice in writing appointing a proxy pursuant to Article 11.5

'Seal' means the common seal of the Company

'Securities Seal' means an official seal kept by the Company pursuant to section 50 of the Act

'subsidiary undertaking' means shall be construed in accordance with section 1162 and Schedule 7 Companies Act 2006, save that an undertaking shall also be treated, for the purposes only of the membership requirement contained in subsections 1162(2)(b) and (d), as a member of another undertaking if any shares in that other undertaking are held by a person (or its nominee) by way of security or in connection with the taking of security granted by the undertaking or any of its subsidiary undertakings

'Uncertificated Securities Regulations' means the Uncertificated Securities Regulations 2001 (SI 2001 No 3755) including any modification of them or any regulation made in substitution for them and for the time being in force

'writing' means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise

1.3 The expressions 'hard copy form', 'electronic form', 'electronic means' and 'address' shall be interpreted in accordance with the Act.

1.4 References in these Articles to statutory provisions, enactments or EC Directives shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision, enactment or EC Directive from time to time in force and to any regulation, instrument or order or other subordinate legislation made under such provision, enactment or EC Directive.

1.5 Save for the words and expressions defined in Articles 1.2 and 1.3, any words or expressions defined in the Act shall bear the same meaning (if not inconsistent with the subject or context) in these Articles but excluding any statutory modification not in force at the date of adoption by the Company of these Articles.

1.6 Where for any purpose an Ordinary Resolution of the Company is required, a Special Resolution shall also be effective.

1.7 The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

2 SHARE CAPITAL

2.1 If at any time the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Companies Acts, be varied or abrogated, whether the Company is a going concern or during or in contemplation of its being wound up, either (a) in such manner (if any) as may be provided by such rights or (b) in the absence of any such provision (i) with the consent in writing of the holders of three-quarters in nominal amount of the issued shares of that class (excluding any shares held as treasury shares) or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise). To every such separate general meeting all the provisions of these Articles relating to General Meetings of the Company shall, so far as applicable and with the necessary modifications, apply, except that (a) no member, not being a Director, shall be entitled to notice or to attend unless he be a holder of shares of the relevant class (b) no vote shall be given except in respect of a share of that class (c) the necessary quorum at any such meeting other than an adjourned meeting shall be not less than two persons present in person or by proxy holding at least one-third in nominal amount of the issued shares of the class in question (excluding any shares of that class held as treasury shares) (d) at an adjourned meeting one person present in person or by proxy holding shares of the class in question shall constitute a quorum (e) for the purposes of (c) and (d) where a person is present by proxy or proxies, he is treated as holding only the shares in respect of which those proxies are authorised to exercise voting rights and (f) any holder of shares of the class in question present in person or by proxy and entitled to vote at the meeting may demand a poll.

2.2 The provisions of Article 2.1 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights of which are to be varied.

2.3 The rights conferred upon the holders of any class of shares issued with preferred or other special rights shall not (unless otherwise expressly provided by these Articles or by the conditions of issue

of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu as regards participation in the profits or assets of the Company in some or all respects but in no respect in priority, or by the purchase or redemption by the Company of its own shares.

2.4 All new shares in the capital of the Company shall (unless the Company shall in General Meeting otherwise determine) be subject to the provisions of these Articles with reference to allotment, transfer, transmission and otherwise.

2.5 The Company may by Ordinary Resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; and

(b) subdivide its shares, or any of them, into shares of smaller amount (subject nevertheless to the provisions of the Companies Acts), and the resolution may determine that, as regards each share so subdivided, one or more of the shares resulting from such sub-division may have any such preferred or other special rights, or may have such deferred rights, or be subject to any such restrictions as compared with the others, as the Company has power to attach to new shares.

2.6 Upon any consolidation of fully paid shares into shares of larger amount the Directors may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and, in the case of any shares registered in the name of one holder being consolidated with shares registered in the name of another holder, may make such arrangements as may be thought fit for the sale of the consolidated share or any fractions of shares and for the distribution among the persons entitled to them of the net proceeds of such sale; and for such purpose may appoint some person to transfer the consolidated share to the purchaser. The Directors may alternatively in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share, issue to each such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding to such a multiple (such issue being deemed to have been effected immediately prior to the related consolidation); and the amount required to pay up such shares shall be appropriated at their discretion from any of the sums standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up such shares.

2.7 The Company may by Special Resolution reduce its share capital and any capital redemption reserve and any share premium account or other undistributable reserve in any manner, provided the Company's authorised allotted share capital is not reduced below the authorised minimum amount of £50,000 or the prescribed Euro equivalent pursuant to section 763(1) of the Act.

2.8 Subject to the provisions of the Companies Acts and to any rights for the time being attached to any shares, the Company may purchase or enter into a contract under which it will or may purchase any of its own shares of any class (including any redeemable shares) but so that if there shall be in issue any securities which are admitted to the Official List of the Financial Conduct Authority and which are convertible into, or exchangeable for, or which carry a right to subscribe for equity shares in the capital of the Company of the class proposed to be purchased (**'convertible securities'**), then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:

(a) the terms of issue of such convertible securities include provisions permitting the Company to purchase its own equity shares or providing for adjustment to the conversion terms upon such a purchase; or

(b) the purchase, or the contract, has first been approved by a Special Resolution passed at a separate meeting of the holders of such convertible securities.

3 ISSUES OF SHARES

3.1 Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, the Company may issue shares with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine); and the Company may

issue any shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the Directors may determine the terms, conditions and manner of redemption of any such shares.

3.2 Subject to the provisions of these Articles and of the Companies Acts relating to authority, pre-emption rights and otherwise, and of any resolution of the Company in General Meeting passed pursuant to those provisions, the Directors may allot shares in the Company and grant rights to subscribe for or to convert any security into shares in the Company (with or without conferring a right of renunciation) to such persons, at such times and on such terms as they think proper.

3.3 The Company may exercise the powers of paying commissions conferred by the Companies Acts to the full extent permitted. The Company may also, on any issue of shares, pay such brokerage as may be lawful. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of options or warrants to call for an allotment of shares or any combination of such methods.

3.4 The Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder recognise a renunciation by the allottee in favour of some other person, and may accord to any allottee of a share a right to effect such renunciation and/or allow the rights attached to be one or more participating securities for the purposes of the Uncertificated Securities Regulations, in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

3.5 Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and the Company is not to be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety of that share in the registered holder.

4 **CERTIFICATES**

4.1 Every person whose name is entered in the Register of Members (except a stock exchange nominee in respect of whom the Company is not required to complete and deliver a certificate) shall be entitled without payment to one certificate for all his shares of each class, or, upon payment of such fee (if any) for every certificate after the first as the Directors shall from time to time determine, to several certificates, each for one or more of his shares.

4.2 Every certificate shall be issued within 5 Business Days after the lodgement with the Company of the transfer of the related shares, not being a transfer which the Company is for any reason entitled to refuse to register and does not register, unless the conditions of issue of such shares otherwise provide. In the case of an allotment of shares subject to a right of renunciation, one or more certificates for such shares shall be issued within one month of the latest date for such renunciation. Every certificate shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up on those shares and shall state:

(a) the name of any external registrars appointed by the Company; and

(b) the address at which transfers of shares should be lodged.

4.3 The Company shall not be bound to register more than four persons as the joint holders of any share or shares and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate. and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

4.4 Where a member transfers part of the shares comprised in his holding he shall be entitled to a certificate for the balance of his holding without charge.

4.5 Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares shall be issued in lieu without charge.

4.6 Subject to the Companies Acts, any share certificate, and any certificate for debentures of the Company (save to the extent that the terms and conditions for the time being relating to such debentures otherwise require), shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or Securities Seal and/or manual or facsimile

signatures by one or more Directors and/or the Secretary). Any such certificate may, if the Directors so determine, bear signatures affixed by some mechanical system or process or, if such certificate is to be sealed, the name of the Company's issuing agents.

4.7 If a share certificate be defaced, damaged or worn out, or is alleged to have been lost, stolen or destroyed, it may be replaced upon the request of the holder subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses incurred by the Company in connection with the request as the Directors think fit. In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

5 TRANSFERS OF SHARES

5.1 Subject to the provisions of Article 7, all transfers of shares shall be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register of Members.

5.2 The Directors may decline to recognise any instrument of transfer, unless:

(a) the instrument of transfer duly stamped is deposited at the Office or such other place as the Directors may appoint, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer, or, if the instrument of transfer is executed by some other person on behalf of the transferor, the authority of that person to do so; provided that, in the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of a share certificate will only be necessary if a certificate has been issued in respect of the share in question;

(b) the instrument of transfer is in respect of only one class of share; and

(c) the instrument of transfer is in favour of not more than four transferees.

The Directors may also refuse to register a transfer if in their opinion (and with the concurrence of the Financial Conduct Authority) exceptional circumstances so warrant.

5.3 If the Directors refuse to register a transfer they shall, within whichever is the earlier of:

(a) the time required by the rules of the Financial Conduct Authority from time to time; or

(b) two months after the date on which the transfer was lodged with the Company;

send to the transferee notice of the refusal together with such other information as is required by section 771 of the Act, unless the Directors suspect that the proposed transfer may be fraudulent.

5.4 No fee will be charged by the Company in respect of the registration of any instrument of transfer, probate, letters of administration, certificate of marriage, death, stop notice or power of attorney or other document, or any instructions, relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members relating to or affecting the title to any shares.

5.5 All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Directors refuse to register shall (except in any case of fraud) be returned to the person depositing the same.

5.6 The Company shall be entitled to destroy all instruments of transfer which have been registered (or on the basis of which registration was made) at any time after the expiration of six years from the date of registration and all allotment letters at any time after the expiration of six years from the date of issue and all powers of attorney, grants of probate and letters of administration at any time after the account to which any such document related has been closed and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation; and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every

instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document described above and so destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, provided always that:

(a) this Article 5.6 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(b) nothing in this Article 5.6 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than specified above or any other liability which would not attach to the Company in the absence of this Article 5.6;

(c) subject to the Companies Acts, any document referred to in this Article 5.6 may be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically, by microfilm, by digital imaging or by any other means) has been made and is retained until the end of the relevant period; and

(d) references to the destruction of any document include references to the disposal of any document in any manner.

6 TRANSMISSION OF SHARES

6.1 In the case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares. Nothing in these Articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member

6.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon supplying to the Company such evidence as to his title as may from time to time be reasonably required by the Directors, and subject to the following, elect either (a) by giving notice in writing to the Company, to be registered himself as holder of the share or (b) to transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the notice or transfer were a transfer executed by such member.

6.3 Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall (upon supplying to the Company such evidence as the Directors may reasonably require as to his title) be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but, subject to the Companies Acts, he shall not be entitled in respect of that share to receive notices of or to attend or vote at General Meetings of the Company or at any separate meeting of the holders of any class of shares in the Company nor, except as stated above, to any of the rights or privileges of a member, until he shall have become a member in respect of the share: provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if within 60 days the notice is not complied with such person shall be deemed to have elected to be registered as a member and shall be registered accordingly.

7 UNCERTIFICATED SHARES

7.1 Notwithstanding any other provisions of these Articles, any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form, and converted from uncertificated form to certificated form and vice versa, in accordance with the Uncertificated Securities Regulations and practices instituted by the operator of the relevant system. The provisions of these Articles shall not apply to any uncertificated shares to the extent that such provisions are inconsistent with:

(a) the holding of shares in uncertificated form;

(b) the transfer of title to shares by means of a relevant system;

(c) any provision of the Uncertificated Securities Regulations; or

(d) any applicable provision of the Companies Acts about the holding, evidencing of title to, or transfer of shares other than in certificated form and any applicable legislation, rules or arrangements made under or by virtue of such provision.

7.2 Without prejudice to the generality and effectiveness of Article 7.1:

(a) Articles 4, 5.1, 5.5 and 12.4(c) shall not apply to uncertificated shares and Article 5.3 shall apply in relation to such shares as if the reference to the date on which the transfer was lodged with the Company were a reference to the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirements of the relevant system;

(b) without prejudice to Article 5.2, the Board may also refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Uncertificated Securities Regulations and the relevant system;

(c) references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document which shall not be appropriate in the case of uncertificated shares shall, in the case of uncertificated shares, be treated as references to a requirement to comply with any relevant requirements of the relevant system and any relevant arrangements or regulations which the Board may make from time to time pursuant to Article (j);

(d) for the purposes referred to in Article 6.2, a person entitled by transmission on death or bankruptcy or otherwise by operation of law to a share in uncertificated form who elects to have some other person registered shall either:

(i) procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or

(ii) change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person;

(e) the Company shall enter on the Register of Members the number of shares which are held by each member in uncertificated form and in certificated form, and shall maintain the Register of Members in the former case as is required by the Uncertificated Securities Regulations and the relevant system and, unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings;

(f) a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Uncertificated Securities Regulations which applies only in respect of certificated shares or uncertificated shares,

(g) for the purposes referred to in Article 2.6, the Board may in respect of uncertificated shares authorise some person to transfer and/or require the holder to transfer the relevant shares in accordance with the facilities and requirements of the relevant system;

(h) for the purposes of Article 23.9, any payment in the case of uncertificated shares may be made by means of the relevant system and, without prejudice to the generality of the foregoing, such payment may be made by the sending by the Company or any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct, and for such purposes the making of a payment in accordance with the facilities and requirements of the relevant system shall be a good discharge to the Company;

(i) subject to the Companies Acts the Board may issue shares as certificated shares or as uncertificated shares in its absolute discretion and Articles 3.1, 3.2, 23.11 and 23.14 shall be construed accordingly;

(j) the Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions

of this Article 7.2 and the Uncertificated Securities Regulations and the facilities and requirements of the relevant system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article 7;

(k) for the purposes referred to in Articles 9.4 and 25, the Company may in respect of uncertificated shares give any notice or other document by means of the relevant system (subject always to the provisions of the Uncertificated Securities Regulations and to the facilities and requirements of the relevant system); and

(l) the Board may resolve that a class of shares is to become a participating security and may at any time determine that a class of shares shall cease to be a participating security.

7.3 Where any class of shares in the capital of the Company is a participating security and the Company is entitled under the provisions of the Companies Acts or the rules made and practices instituted by the operator of any relevant system or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any shares which are held in uncertificated form, such entitlement (to the extent permitted by the Uncertificated Securities Regulations and the rules made and practices instituted by the operator of the relevant system) shall include the right to:

(a) request or require the deletion of any computer-based entries in the relevant system relating to the holding of such shares in uncertificated form;

(b) require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by notice in writing to change his holding of such uncertificated shares into certificated form within such period as may be specified in the notice prior to completion of any disposal, sale or transfer of such shares, or direct the holder to take such steps, by instructions given by means of a relevant system or otherwise, as may be necessary to sell or transfer such shares;

(c) appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such shares as may be required to effect a transfer of such shares, and so that such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned;

(d) transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Register of Members in respect of that share as a transferred share;

(e) otherwise rectify or change the Register of Members in respect of that share in such manner as may be appropriate; and/or

(f) take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.

7.4 For the purposes of this Article 7:

(a) words and expressions shall have the same respective meanings as in the Uncertificated Securities Regulations;

(b) references to an uncertificated share or to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security, and references to a certificated share or to a share being in certificated form are references to that share being a unit of a security which is not an uncertificated unit; and

(c) 'cash memorandum account' means an account so designated by the operator of the relevant system.

8 UNTRACED SHAREHOLDERS

8.1 The Company shall be entitled to sell at the best price reasonably obtainable any share held by a member, or any share to which a person is entitled by transmission on death or bankruptcy or otherwise by operation of law, if all the following stipulations are complied with:

(a) during a period of 12 years within which at least three dividend payments in respect of the shares in question have become payable, no cheque or warrant sent by the Company in the manner prescribed by these Articles has been cashed and no communication has been received by the Company from the member or person concerned;

(b) the Company has, at the expiration of such period of 12 years, by advertisement in both a national daily newspaper and in a newspaper circulating in the area of the last known postal address at which service of notices upon such member or person may be effected in accordance with these Articles, given notice of its intention to sell such share; and

(c) the Company has not during a further period of three months after the date of the advertisement and prior to the sale of the share received any communication from the member or person concerned.

8.2 To give effect to any such sale the Company may appoint any person to transfer as transferor such share (including to execute an instrument of transfer of such share), and such transfer shall be as effective as if it had been performed by the holder of, or person entitled by transmission to, such share. The Company shall be liable to account without interest to the member or other person entitled to such share for the net proceeds of such sale and shall be deemed to be his debtor and not a trustee for him in respect of the same. Subject to this, such net proceeds may be employed for the benefit of the Company and the Company shall not be liable to account to the member or other person entitled to such share for any amount earned on the net proceeds.

9 GENERAL MEETINGS

9.1 The Company shall in each period specified by the Act hold a General Meeting as its Annual General Meeting (in addition to any other General Meetings held during that period). Subject to the foregoing and to the provisions of the Companies Acts, the Annual General Meeting shall be held at such time and place as the Directors may determine.

9.2 The Directors may call General Meetings whenever they think fit, and shall on requisition in accordance with the Act, proceed to convene a General Meeting within 21 days from the date on which they become subject to the requirement and to be held on a date not more than 28 days after convening the meeting.

9.3 Subject to the provisions of the Companies Acts, an Annual General Meeting shall be called on not less than 21 days' notice and all other General Meetings shall be called on not less than 14 days' notice. The period of notice shall in each case be exclusive of the day on which it is given or deemed to be given and of the day on which the meeting is to be held. The accidental omission to give notice (or any document intended to accompany any notice) to, or non-receipt of notice (or any document intended to accompany any notice) by, any person entitled to it shall not invalidate the proceedings at any General Meeting.

9.4 Every notice calling a General Meeting shall be in writing and shall specify the place, the day and the time of the meeting, the general nature of the business to be dealt with at the meeting, and in the case of an Annual General Meeting, shall specify the meeting as such. Notices shall be given as provided by these Articles to all the members, other than those who under the provisions of these Articles or the conditions of issue of the shares held by them are not entitled to receive the notice, to the Directors (including the alternate directors) and to the Auditors and (where required by the Companies Acts) former auditors of the Company.

9.5 In every notice convening a General Meeting of the Company or a meeting of any class of its members there shall appear with reasonable prominence a statement that a member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at the meeting, and that a member may appoint more than one proxy provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him.

9.6 Every notice convening a General Meeting of the Company or a meeting of any class of its members shall be accompanied by a form of proxy notice (with or without provision for its return prepaid) either in blank or nominating in the alternative any one or more of the Directors or the chairman of the meeting or any other person or persons. Every such form of proxy notice shall:

(a) provide for at least three-way voting on all resolutions intended to be proposed at the related meeting (except procedural resolutions); and

(b) state that, if it is returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes.

9.7 Where, by any provision contained in the Companies Acts, special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than 28 days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

9.8 Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company, or at any meeting of any class of members of the Company, in accordance with the provisions of section 323 of the Act. The Company may, but shall not be bound to, require any person so authorised to provide evidence of his authority.

10 **PROCEEDINGS AT GENERAL MEETINGS**

10.1 The Chairman (if any) of the Board of Directors, or in his absence the Deputy or Vice-Chairman (to be chosen, if there be more than one, by agreement amongst them or, failing agreement, by order of appointment) shall preside as chairman at every General Meeting of the Company. If there be no such chairman or Deputy or Vice-Chairman, or if at any meeting none be present within five minutes after the time appointed for holding the meeting, or if none of them be willing to act as chairman, the Directors present shall choose some Director present to be chairman. If no Director be present, or if all the Directors present decline to take the chair, the members present shall choose some member present to be chairman of the meeting.

10.2 No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. Save as in these Articles otherwise provided, two members present in person or by proxy and entitled to vote at the meeting shall be a quorum for all purposes. Where the Company only has one member from time to time, the sole member present in person or by proxy and entitled to vote at the meeting shall be a quorum for all purposes.

10.3 If within 30 minutes from the time appointed for a General Meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case (subject to the requirements of section 307A of the Act where applicable), it shall stand adjourned to such other day, and at such time and place, as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine, and in the latter case not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. If at such adjourned meeting a quorum is not present within 30 minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

10.4 The Directors may make whatever arrangements as they shall in their absolute discretion consider to be appropriate to enable those attending a General Meeting to exercise their rights to speak or vote at it and may from time to time vary any such arrangements or substitute new arrangements. For these purposes:

(a) a person is able to exercise the right to speak at a General Meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting; and

(b) a person is able to exercise the right to vote at a General Meeting when that person is able to vote, during the meeting, on resolutions put to the vote at the meeting and that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

In determining attendance at a General Meeting, it is immaterial whether any two or more persons attending it are in the same place as each other. Two or more persons who are not in the same place as each other attend a General Meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

10.5 Subject to the Companies Acts, the Board may, for the purpose of controlling the level of attendance and ensuring the safety of attenders at any place specified for the holding of a General

Meeting, from time to time make such arrangements as the Board shall in its absolute discretion consider to be appropriate (including the imposition of security requirements) and may from time to time vary any such arrangements or substitute new arrangements. The entitlement of any person to attend a General Meeting at such place shall be subject to any such arrangements as may for the time being be approved by the Board. In particular, the Board may, when or at any time after specifying the place of the General Meeting:

(a) direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside (the "**Principal Place**"); and

(b) make arrangements for simultaneous attendance and participation at other places by persons otherwise entitled to attend the General Meeting but excluded from it pursuant to such arrangements, provided that persons attending at the Principal Place and at all such other places shall be able to exercise their rights to speak and vote at that meeting.

Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance at any of such other places, provided that they shall operate so that any such excluded members are able to attend at one of such other places. For the purposes of all other provisions of these Articles the General Meeting shall be treated as being held and taking place at the Principal Place.

10.6 Subject to the Companies Acts, the chairman of any General Meeting may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of meeting; and his decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such nature. In particular:

(a) he may invite any person to attend and speak whom he considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting; and

(b) he may exclude from the meeting any member or other person who does not submit to, or fails to pass appropriate security provisions imposed under the preceding Article, or who engages in disorderly conduct.

10.7 The chairman of any General Meeting at which a quorum is present may, with the consent of such meeting (and shall if so directed by the meeting), adjourn the meeting from time to time (or indefinitely) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the original meeting. When a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be determined by the Directors. When a meeting is adjourned for 30 days or more or indefinitely, seven days' notice at least of the adjourned meeting shall be given in like manner as in the case of the original meeting.

10.8 The chairman of any General Meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either indefinitely or to another time or place where it appears to him that:

(a) the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting; or

(b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business; or

(c) an adjournment is otherwise necessary to protect the safety of any person attending the meeting or so that the business of the meeting may be properly conducted.

10.9 Save as provided in Article 10.7 or Article 10.3, it shall not be necessary to give notice of an adjournment or of the business to be transacted at an adjourned meeting.

10.10 If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the related substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon. In the case

of a resolution duly proposed as a Special Resolution no amendment to it (other than a mere clerical amendment or to correct a patent error) may in any event be considered or voted upon.

10.11 At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless in advance of the General Meeting or before, or upon the declaration of the result of, the show of hands a poll is demanded:

(a) by the chairman of the meeting; or

(b) by not less than five members having the right to vote on the resolution; or

(c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to shares in the Company held as treasury shares),

and the appointment of a proxy to vote on a matter at a meeting of the Company authorises the proxy to demand, or join in demanding, a poll on the matter. In applying these provisions a demand by a proxy counts for the purposes of paragraph (b) as a demand by the member and for the purposes of paragraph (c) as a demand by a member representing the voting rights that the proxy is authorised to exercise. Unless a poll be so demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of General Meetings of the Company, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.12 If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct (including the use of ballot or voting papers or electronic means), and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall), in the event of a poll, appoint scrutineers (who need not be members) and may fix some place and time for the purpose of declaring the result of the poll.

10.13 A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time and place as the chairman of the meeting shall direct not being more than 30 days from the date of the meeting or the adjourned meeting at which the poll was demanded. No notice need be given of a poll not taken immediately. If the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven days' notice must be given specifying the time and place at which the poll is to be taken.

10.14 A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman; and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn with the consent of the chairman, the meeting shall continue as if the demand had not been made. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

11 VOTES OF MEMBERS

11.1 Subject to the Companies Acts and these Articles, the right to vote at a General Meeting shall be determined by reference to the register of members as at a time (determined by the Board) that is not more than 48 hours before the time for the holding of the meeting. In calculating such period, no account need be taken of any part of a day that is not a working day.

11.2 Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, the Companies Acts or the Uncertificated Securities Regulations:

(a) on a vote on a resolution on a show of hands at a meeting:

(i) every member who is present in person shall have one vote; and

(ii) subject to Article 11.3, every proxy present who has been duly appointed by one or more members shall have one vote;

(b) on a vote on a resolution on a poll taken at a meeting:

(i) every member who is present in person shall have one vote for every share of which he is the holder;

(ii) a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way; and

(iii) all or any of the voting rights of a member may be exercised by one or more duly appointed proxies (but where a member appoints more than one proxy, this provision does not authorise the exercise by the proxies taken together of more extensive voting rights than could be exercised by the member in person).

11.3 On a vote on a resolution on a show of hands at a meeting, the following additional provisions shall apply where a proxy has been duly appointed by more than one member entitled to vote on the resolution:

(a) if the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it, the proxy has one vote for and one vote against the resolution; and

(b) if the circumstances in (a) do not apply and the proxy has been instructed by one or more of those members to vote in one direction on the resolution and has been given a discretion in which direction to vote by one or more other of those members, the proxy has one vote in the direction he has been so instructed and may (at his discretion) cast another vote in the other direction.

11.4 In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members in respect of the share.

11.5 A member of the Company is entitled to appoint any person (whether a member or not) as his proxy to exercise all or any of his rights to attend and speak and vote at a meeting of the Company. A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. Where a member appoints more than one proxy, each such appointment shall state the whole number of shares in respect of which each proxy is to be appointed, and a proxy appointment which fails to do so may be treated as invalid by the Company. Proxies may only validly be appointed by a notice in writing (a '**proxy notice**') which (whether made in hard copy form or in electronic form):

(a) states the name and address of the member appointing the proxy;

(b) identifies the person appointed to be that member's proxy and the General Meeting in relation to which that person is appointed;

(c) is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the Board may determine; and

(d) is delivered to the Company in accordance with these Articles and any instructions contained in the notice of the General Meeting to which they relate.

The Board may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes. Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions. Unless a proxy notice indicates otherwise, it must be treated as allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting and appointing that person as a proxy in relation to any adjournment of the General Meeting to which it relates as well as the meeting itself and to vote on any poll taken or demanded at any such meeting. Unless the Board determines that some other manner of authentication will be accepted, a proxy notice shall be signed by the appointor or by his duly appointed attorney, or if the appointor is a corporation shall be executed either under its common seal or signed by a duly authorised officer or attorney of the corporation. The Directors may, but shall not be bound to, require evidence of the authority of such officer or attorney. The appointment of a proxy need not be witnessed. A person who is entitled to attend, speak or vote at a General Meeting remains so

entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered by or on behalf of that person.

11.6 Any notice of a General Meeting must specify the address or addresses ('**proxy notification address**') at which the Company or its agents will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy or electronic form. A proxy notice, together with (unless the Directors waive such requirement) the power of attorney or other authority (if any) under which it is signed, executed or otherwise authenticated, or a copy of such power or authority, certified notarially or in some other way approved by the Directors:

(a) subject to paragraphs (b) and (c) below, shall be delivered to a proxy notification address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the proxy notice proposes to vote;

(b) in the case of a poll taken more than 48 hours after it is demanded, may be delivered to a proxy notification address not less than 24 hours before the time appointed for the taking of the poll; and

(c) in the case of a poll not taken during the meeting but taken not more than 48 hours after it is demanded, may be delivered at the meeting at which the poll was demanded to the chairman of the meeting, Secretary or any Director,

and in default the proxy notice shall not be treated as valid. In calculating when a proxy notice is to be delivered no account need be taken of any part of a day that is not a Business Day (unless the notice of meeting specifies otherwise). The like time limits shall also apply to the cancellation or revocation of any such proxy notice. Subject to Article 11.4, where more than one proxy notice is delivered, deposited or received in respect of the same shares, that delivered, deposited or received latest shall prevail; if it is not clear which was delivered, deposited or received latest, none shall be valid. A proxy notice shall not be valid after the expiration of 12 months from the date named in it as the date of its signature, execution or other authentication, except on a poll demanded at a meeting or an adjourned meeting in cases where the original meeting was held within 12 months from such date.

11.7 Where in England or elsewhere a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that regard to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

11.8 A vote given in accordance with the terms of the appointment of a proxy or by the duly authorised representative of a corporate member, or a poll demanded by proxy or by the duly authorised representative of a corporate member, shall be valid despite (in the case of a proxy) the previous death or mental disorder of the principal or the revocation of the appointment of a proxy or of the authority under which the appointment of a proxy was signed, executed or otherwise authenticated or (in the case of a duly authorised representative of a corporate member) the revocation of his appointment, unless evidence in writing of such death, mental disorder or revocation has been delivered in accordance with the procedures and within the time limits for the delivery of proxy notices set out in Article 11.6.

11.9 No objection shall be raised to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive. The Company shall be under no obligation to ascertain whether proxies or corporate representatives appointed by members are voting in accordance with their instructions and no vote shall be invalidated should such instructions not be followed.

12 DISCLOSURE OF INTERESTS

12.1 Section 793 of the Act ('**section 793**') and sections 820 to 825 of the Act shall be deemed to be incorporated into these Articles and accordingly to apply as between the Company and each member. If a notice is given under section 793 (a 'section 793 notice') to a person appearing to be interested in any shares a copy shall at the same time be given to the holder of those shares but

the accidental omission to do so or the non-receipt by the member shall not prejudice the operation of the provisions of this Article 12. The provisions of this Article 12 shall be without prejudice to the provisions of section 794 of the Act, and in particular the Company shall be entitled to apply to the court under section 794(1) whether or not these provisions apply or have been applied.

12.2 If a member or any person appearing to be interested in any shares held by a member has been duly served with a section 793 notice and is in default for the relevant period (as defined in Article 12.8) from such service in supplying to the Company the information required, the provisions of Articles 12.3 and 12.4 shall apply. The restrictions imposed by those paragraphs in relation to any shares shall continue until a relevant event occurs in relation to those shares and shall lapse when it does so. For this purpose, a 'relevant event' is either of the following:

(a) due compliance, to the satisfaction of the Company, with the section 793 notice; or

(b) receipt by the Company of notice that the shareholding has been sold to an unconnected third party pursuant to an arm's-length transfer (as defined in Article 12.6).

Any dividends withheld pursuant to Article 12.4 shall be paid to the member as soon as practicable after the restrictions contained in that Article lapse.

12.3 If the member has a holding of less than 0.25 per cent of any class of shares, then, subject to Article 12.5 and unless the Directors otherwise determine, the member shall not be entitled in respect of the shares referred to in the section 793 notice to attend or vote at a General Meeting either personally or by proxy.

12.4 If the member has a holding of at least 0.25 per cent of any class of shares, then, subject to Article 12.5 and unless the Directors otherwise determine, the member shall not be entitled in respect of the shares concerned:

(a) to attend or vote at a General Meeting either personally or by proxy, or to exercise any other right conferred by membership in relation to meetings of the Company; or

(b) to receive any dividend (including shares issued in lieu of dividend) in respect of such shares; or

(c) to transfer or agree to transfer any of such shares, or any rights in them.

12.5 The restrictions in Articles 12.3 and 12.4 shall be without prejudice to the right of either the member holding the shares concerned or, if different, the beneficial owner of those shares to effect or agree to sell those shares to an unconnected third party acting in good faith by way of an arm's-length transfer.

12.6 For the purposes of this Article 12, an 'arm's-length transfer' in relation to any shares shall include a transfer pursuant to:

(a) a sale of those shares on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or on any stock exchange outside the United Kingdom on which the shares are normally traded; or

(b) an offer made to all the holders (or all the holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and his nominees) of a particular class of those shares to acquire the shares of that class or a specified proportion of them.

12.7 For the purposes of this Article 12, the Company shall be entitled to treat any person as appearing to be interested in any shares if:

(a) the member holding such shares or any person who is or may be interested in such shares either fails to respond to a section 793 notice (or has given to the Company a notification pursuant to a section 793 notice which in the opinion of the Directors fails to establish the identities of those interested in the shares) and if (after taking into account such notification and any other relevant notification pursuant to a section 793 notice) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; or

(b) that person (not being the member) is interested in those shares for the purposes of Part 22 of the Act.

12.8 For the purposes of this Article 12, the 'relevant period' shall be, in a case falling within Article 12.3, 28 days and, in a case falling within Article 12.4, 14 days.

13 **DIRECTORS**

13.1 Subject to the following, the Directors shall be not less than two in number. There shall be no maximum number of Directors. The Company may by Ordinary Resolution from time to time vary the minimum number and may also determine and from time to time set a maximum number of Directors. For the avoidance of doubt, the minimum number of Directors from time to time shall not be less than two, pursuant to section 154(2) of the Act.

13.2 A Director and an alternate Director shall not be required to hold shares in the Company but nevertheless shall be entitled to attend and speak at any General Meeting of the Company and at any separate meeting of the holders of any class of shares in the Company

13.3 NOT USED.

13.4 Any Director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, lump sum, percentage of profits or otherwise as the Directors may determine.

13.5 Each Director (other than an alternate Director) may at any time appoint another Director or (subject to the approval of a majority of the Directors for the time being) any other person to be an alternate Director of the Company, and may at any time remove any alternate Director so appointed by him from office and (subject to the approval of a majority of the Directors for the time being), appoint another person in his place.

13.6 An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Directors and of all meetings of committees of the Directors of which his appointor is a member and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present, and generally at such meeting to perform all the functions of his appointor as a Director in the absence of such appointor If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative.. If his appointor is for the time being absent from the United Kingdom or unable to act through ill health or disability, execution by him of any resolution in writing of the Directors shall be as effective as execution by his appointor.

13.7 An alternate Director shall cease to be an alternate Director on the happening of any event which, if he were a Director, would cause him to vacate such office, or if his appointor ceases for any reason to be a Director: provided that, if any Director retires, whether by rotation or otherwise, but is re-appointed or is deemed to have been re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired.

13.8 All appointments and removals of alternate directors shall be effected by notice in writing, signed by the appointor Director or otherwise authenticated in such manner as the other Directors may accept. An appointment notice must identify the proposed alternate Director and be accompanied by a statement made by the proposed alternate Director that he is willing to act as the alternate of the Director giving the notice.

13.9 Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director of the Company and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of the Director appointing him. An alternate Director shall not be entitled to receive any remuneration from the Company for his services as an alternate Director but his remuneration shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such part (if any) of the latter's remuneration as shall be agreed between them.

14 **DIRECTORS: APPOINTMENT AND RETIREMENT**

14.1 Subject to the provisions of these Articles, at the Annual General Meeting in every year any Director who as at the date of the relevant Annual General Meeting:

(a) has been in office more than three years since his appointment or last re-appointment; or

(b) held office at the time of the two preceding Annual General Meetings and did not retire at either of them and has not otherwise ceased to be a Director (either by resignation, retirement, removal or otherwise) and been re-appointed by general meeting of the Company at or since either such Annual General Meeting; or

(c) has held office with the Company (other than employment or executive office) for a continuous period of nine years or more at the date of the relevant Annual General Meeting,

shall retire and shall be eligible for re-appointment. A Director retiring at a meeting shall, if he is not re-appointed, remain in office until the meeting appoints someone in his place or, if it does not do so, until the end of that meeting.

14.2 The Company at the meeting at which a Director retires may fill the vacated office by appointing a person to that office, and in default the retiring Director, if willing to act, shall be deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill the vacancy, or a resolution for the re-appointment of such Director shall have been put to the meeting and lost, or such Director shall have given notice in writing to the Company that he is unwilling to be re-appointed, or where the default is due to the moving of a resolution in contravention of Article 14.4.

14.3 No person other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for appointment to the office of Director at any General Meeting unless, not less than seven nor more than 42 days (inclusive of the date on which the notice is given) before the day appointed for the meeting, there shall have been given to the Company notice in writing by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's register of Directors, and also notice in writing signed by the person to be proposed of his willingness to be appointed.

14.4 At a General Meeting a motion for the appointment of two or more persons as Directors by a single resolution shall not be proposed unless a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being given against it, and for the purposes of this Article a motion for approving a person's appointment or for nominating a person for appointment shall be treated as a motion for his appointment.

14.5 The Directors shall have power at any time, and from time to time, to appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed any maximum number determined by or in accordance with these Articles. Subject to the provisions of the Companies Acts and of these Articles, any Director so appointed shall hold office only until the conclusion of the next following Annual General Meeting, and shall be eligible for re-appointment at that meeting. If not re-appointed at such Annual General Meeting any Director who retires under this Article shall vacate office at the conclusion of the meeting.

14.6 Subject to the provisions of these Articles, the Company may at any time, and from time to time, by Ordinary Resolution appoint any person who is willing to act to be a Director either to fill a vacancy or as an additional Director and, without prejudice to the provisions of the Companies Acts, may by Ordinary Resolution remove a Director (including a Director holding executive office) before the expiration of his period of office, but so that such removal shall be without prejudice to any claim such Director may have for breach of any contract of service between him and the Company.

14.7 The office of a Director shall be vacated in any of the following events:

(a) if (but in the case of a Director holding any executive office subject to the terms of any contract of service between him and the Company) notification in writing, signed by the Director or otherwise authenticated in such manner as the other Directors may accept, is received by the Company from the Director that he is resigning or retiring from office as a Director, and such resignation or retirement has taken effect in accordance with its terms, or

if he shall in writing offer to resign or retire and the Directors shall resolve to accept such offer;

(b) if he becomes bankrupt or has a receiving order made against him or makes any arrangement or composition with his creditors generally in satisfaction of his debts or shall apply to the Court for an interim order under section 253 of the Insolvency Act 1986;

(c) if a registered medical practitioner who is treating the Director gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(d) if he is absent from meetings of the Directors for six successive months without leave, and his alternate Director (if any) shall not during such period have attended in his stead, and the Directors resolve that his office be vacated; or

(e) if he ceases to be a Director by virtue of any provision of the Companies Acts or becomes prohibited by law from being a Director.

15 DIRECTORS: EXECUTIVE OFFICE

15.1 The Directors may from time to time appoint any one or more of their body to be holder of any executive office for such period (subject to the provisions of the Companies Acts) and on such terms and with or without such title or titles (including but not limited to Chairman, Deputy Chairman, Vice-Chairman, Managing Director, Chief Executive and Joint, Deputy or Assistant Managing Director or Chief Executive) as they think fit. The Directors may also at any time remove such person from any such office.

15.2 A Director appointed to any such office shall receive such remuneration (whether by way of salary, commission, participation in profits, provision for retirement or insurance benefit, or partly in one way and partly in another, or otherwise) as the Directors may determine.

15.3 The appointment of any Director to the office of Chairman or Deputy or Vice Chairman or Managing Director or Chief Executive or Joint Managing or Deputy or Assistant Managing Director or Chief Executive shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

15.4 The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly so state; such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

15.5 The Directors may entrust to and confer upon any Director appointed to any such office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

15.6 Subject to the provisions of the Companies Acts, the Directors may from time to time, and at any time, pursuant to this Article appoint any other persons to any post with such descriptive title including that of director (whether as executive, group, divisional, departmental, deputy, assistant, local, advisory director or otherwise) as the Directors may determine and may define, limit vary and restrict the powers, authorities and discretions of persons so appointed and may determine their remuneration and duties, and subject to any contract between him and the Company may remove from such post any person so appointed. A person so appointed shall not be a Director of the Company for any of the purposes of these Articles or of the Companies Acts, and accordingly shall not be a member of the Board of Directors, nor shall he be entitled to be present at any meeting of the Board except at the request of the Board and if present at such request he shall not be entitled to vote.

16 DIRECTORS: PROCEEDINGS

16.1 Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall (whether or not - and, if so, regardless of how - he has already voted) be entitled to a casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any

time summon a meeting of the Directors. Notice of a meeting of the Directors need not be given to Directors who waive their entitlement to notice of that meeting and such waiver may be given after the meeting has been held. Where such waiver is given after the meeting has been held, that does not affect of the validity of the meeting, or of any business conducted at it.

16.2 A Director who is unable to attend any meeting of the Directors and has not appointed an alternate Director may authorise any other Director to vote for him at the meeting, and in that event the Director so authorised shall have a vote for each Director by whom he is so authorised in addition to his own vote. Any such authority must be in writing signed by the authorising Director or otherwise authenticated in such manner as the other Directors may accept.

16.3 The quorum necessary for the transaction of the business of the Directors may be determined from time to time by the Directors, and unless so determined at any other number shall be two. For the purposes of this Article a person who holds office only as an alternate Director shall, if his appointor is not present, be counted in a quorum, but so that not less than two individuals shall constitute the quorum.

16.4 Directors shall be deemed to participate in a meeting of the Directors, or part of a meeting of the Directors, when the meeting has been called and takes place in accordance with these Articles and they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting. In determining whether Directors are participating in a meeting of the Directors, it is irrelevant where any Director is or how they communicate with each other. If all the Directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is. In the absence of a decision it shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

16.5 The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their body, but if and so long as the number of Directors is reduced below the minimum number determined by or in accordance with these Articles, or below the number determined by or pursuant to these Articles as the quorum of Directors, the continuing Directors or Director may act for the purpose of filling such vacancies in their body or of summoning General Meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members (or, where the Company only has one member from time to time, the sole member) may summon a General Meeting for the purpose of appointing Directors.

16.6 The Directors may, from their number, from time to time elect and remove a Chairman and, if thought fit, one or more Deputy Chairmen or Vice-Chairmen and determine the period for which they are to hold office. The Chairman, or in his absence the Deputy Chairman (to be chosen, if there be more than one, by agreement amongst themselves or, failing agreement, by lot), or in the absence of any Deputy Chairman the Vice-Chairman (to be chosen, if there be more than one, in the same way), shall preside at all meetings of the Directors, but if no such Chairman, Deputy Chairman or Vice-Chairman be elected, or if at any meeting neither the Chairman nor any Deputy Chairman or Vice-Chairman be willing to preside or none of them be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

16.7 Any Director may propose a directors' written resolution, and the company secretary shall propose a directors' written resolution if a Director so requests. A directors' written resolution is proposed by giving notice in writing of the proposed resolution to each of the Directors. Any decision which a person giving notice of a proposed directors' written resolution takes regarding the process of adopting that resolution must be taken reasonably in good faith. A proposed directors' written resolution is adopted when all the Directors who would have been entitled to vote on the resolution at a meeting of the Directors have signed one or more copies of it or have otherwise indicated their agreement to it in writing, provided that those Directors would have formed a quorum at such a meeting. It is immaterial whether any Director signs the resolution or indicates his agreement before or after the time by which the notice proposed that it should be adopted. Once a directors' written resolution has been adopted, it shall be treated as and shall be effective as if it had been a decision taken at a meeting of the Directors in accordance with these Articles. Any such resolution or document signed by an alternate Director shall be deemed to have been signed by the Director who appointed such alternate Director.

16.8 The Directors may delegate any of their powers or discretions to one or more committees. To the extent that any power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to its exercise by such committee. Any committee so formed shall in the exercise of the powers so delegated conform with any regulations which may from time to time be imposed by the Directors. The meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations imposed by the Directors under this Article.

16.9 All acts done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director or as a member of any such committee, shall, despite the fact that it is discovered afterwards that there was some defect in the appointment of any such Director or person acting as Director or member, or that they or any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

17 DIRECTORS' INTERESTS

17.1 Provided that he has declared to the other Directors the nature and extent of any interest of his, a Director, notwithstanding his office,

(a) may be a party to, or otherwise interested in, any contract, transaction, arrangement or proposal with the Company or in which the Company is otherwise interested;

(b) may be a director or other officer of, or employed by, or a party to any contract, transaction, arrangement or proposal with, or otherwise interested in, any other body corporate or other undertaking promoted by the Company or in which the Company is otherwise interested; and

(c) may act by himself or his firm in a professional capacity (other than that of auditor) for the Company or any other body corporate or firm promoted by the Company or in which the Company is otherwise interested and he or his firm will be entitled to remuneration for professional services as if he were not a Director.

17.2 If a situation (a **'Relevant Situation'**) arises in which a Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (other than a conflict of interest arising in relation to a transaction or arrangement with the Company or a situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply:

(a) if the Relevant Situation arises from the appointment or proposed appointment of a person as a Director of the Company, the Directors (other than the Director, and any other Director with a similar interest, who shall not be counted in the quorum at the meeting and shall not vote on the resolution) may resolve to authorise the appointment of the Director and the Relevant Situation on such terms as they may determine;

(b) if the Relevant Situation arises in circumstances other than in Article (a), the Directors (other than the Director, and any other Director with a similar interest, who shall not be counted in the quorum at the meeting and shall not vote on the resolution) may resolve to authorise the Relevant Situation and the continuing performance by the Director of his duties on such terms as they may determine.

17.3 Any terms determined by the Directors under Article 17.2(a) or 17.2(b) may be imposed at the time of authorisation or may be imposed or varied subsequently and may include (without limitation):

(a) subject always to these Articles, whether the interested Director(s) may vote (or be counted in the quorum at a meeting) in respect of any resolution relating to the subject matter of the Relevant Situation;

(b) the exclusion by the Company of the interested Director(s) from all information and discussion by the Directors or within the Company or any subsidiary undertaking of the Company in respect of the subject matter of the Relevant Situation; and

(c) (without prejudice to any other obligations of confidentiality) the application to the interested Director(s) of a strict duty of confidentiality to the Company in respect of any confidential information of the Company or any subsidiary undertaking of the Company in relation to the subject matter of the Relevant Situation.

17.4 An interested Director must act in accordance with any terms determined by the Directors under Article 17.2(a) or 17.2(b).

17.5 Except as specified in Article 17.2 above, any proposal made to the Directors and any authorisation by the Directors in relation to a Relevant Situation shall be dealt with in the same way as any other matter may be proposed to and resolved upon by the Directors in accordance with the provisions of these Articles.

17.6 Any authorisation of a Relevant Situation given by the Directors under Article 17.2 may provide that, where the interested Director obtains (other than through his position as a Director of the Company) information that is confidential to a third party or in respect of which he owes a duty of confidentiality to a third party or the disclosure of which would amount to a breach of applicable law or regulation, he will not be obliged to disclose it to the Company or to use it in relation to the Company's affairs in circumstances where to do so would amount to a breach of that confidence or a breach of applicable law or regulation.

17.7 A Director shall not, by reason of his holding an office as a Director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from:

(a) any Relevant Situation authorised under Article 17.2 or permitted under Article 17.1; or

(b) any interest permitted under Article 17.1,

nor shall the receipt of any such remuneration, profit or other benefit constitute a breach of the Director's duty under section 176 of the Act, and no contract, transaction or arrangement shall be liable to be avoided on the grounds of any Director having any type of interest authorised under Article 17.2 or permitted under Article 17.1.

17.8 If a Relevant Situation within Article 17.2(a) or 17.2(b) arises in respect of a Director he must notify the other Directors as soon as practicable after he becomes aware of the situation.

17.9 If a Director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company, he must declare the nature and extent of that interest to the other Directors in accordance with the Act.

17.10 Where a Director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company, he must declare the nature and extent of his interest to the other Directors in accordance with the Act, unless the nature and extent of the interest has been declared under Article 17.9.

17.11 References in these Articles to a conflict of interest include a conflict of interest and duty and a conflict of duties, and an interest includes both a direct and an indirect interest. A declaration of interest or other notification may be made by a Director for the purposes of this Article 17 at a meeting of the Directors or by notice in writing to the other Directors. A Director need not declare any interest if it cannot reasonably be regarded as likely to give rise to a conflict of interest, or if he is not aware of the interest, or if, or to the extent that, the other Directors are already aware of it (and for those purposes a Director will be treated as aware of anything of which he ought reasonably to be aware) or if, or to the extent that, it concerns terms of his service contract that have been or are to be considered (a) by a meeting of the Directors or (b) by a committee of the Directors appointed for the purpose under the Company's constitution.

18 RESTRICTIONS ON VOTING

18.1 Save as expressly provided, a Director shall not vote on or in respect of any contract or arrangement or any other proposal in which he has any direct or indirect interest other than an interest that cannot reasonably be regarded as likely to give rise to a conflict of interest or an interest that arises by virtue of his interests in shares or debentures or other securities or rights of or otherwise in or through the Company (a 'Material Interest'). However, subject to the provisions of the Companies Acts and these Articles, a Director shall be entitled to vote (and be counted in the

quorum) in respect of any contract or arrangement or any other proposal in which he has any interest which is not a Material Interest. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

18.2 Subject to the provisions of the Companies Acts and these Articles a Director shall (in the absence of some other Material Interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of a resolution relating to any of the following matters:

(a) the giving of any security, guarantee or indemnity in respect of:

(i) money lent or to be lent or obligations incurred or to be incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or

(ii) a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed or is to assume responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(b) any proposal whereby the Company or any of its subsidiary undertakings is offering securities under an offer in which he is or may be entitled to acquire any of such securities or to participate in the underwriting or sub-underwriting or guarantee of any of such securities;

(c) any proposal relating to any other body corporate or firm in which he is not beneficially interested, directly or indirectly, in one per cent or more of the issued shares of any class of the equity share capital of such body corporate or firm or of the voting rights available to members at a general meeting of such body corporate or firm;

(d) any proposal relating to an arrangement for the benefit of employees or former employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates; and

(e) any proposal concerning (i) insurance which the Company proposes to maintain or purchase for the benefit of persons including Directors or (ii) indemnities in favour of Directors or (iii) the funding of expenditure by one or more Directors on defending proceedings against such Director or Directors or (iv) doing anything to enable such Director or Directors to avoid incurring such expenditure.

18.3 Where proposals are under consideration concerning the appointment (including determining or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately, and in such case each of the Directors concerned shall, if not otherwise debarred from voting under these Articles, be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

18.4 If any question shall arise at any time as to whether a Director's interest is a Material Interest or as to the entitlement of any Director to vote and/or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall (subject to the Companies Acts) be referred to the chairman of the meeting (or, where such question shall arise concerning such chairman, to such other Director present at the meeting as the Directors present, other than such chairman, shall by majority vote appoint) and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned has not been disclosed.

18.5 Subject to the provisions of the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of this Article 18 either generally or in respect of any particular matter, or ratify any contract, transaction, arrangement or proposal not duly authorised by reason of a contravention of these Articles.

18.6 For the purposes of this Article 18:

(a) the interest of any person who is connected with a Director (within the meaning of section 252 of the Act) shall be taken to be the interest of that Director;

(b) an interest (whether of his or of such a connected person) of which a Director is not aware and of which it is unreasonable to expect him to be aware shall not be treated as an interest of his.

19 DIRECTORS' PENSIONS AND OTHER BENEFITS

19.1 The Directors may establish, maintain, participate in or contribute to, or procure the establishment and maintenance of, participation in or contribution to, any pension, annuity, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, benefits and emoluments to, any persons who are or were at any time in the employment or service of the Company, or any of its predecessors in business, or of any subsidiary undertaking of the Company or any undertaking which is allied to or associated with the Company, or with any such subsidiary undertaking, or who may be or have been Directors or officers of the Company, or of any such other undertaking, and the spouses or civil partners, widows, widowers or surviving civil partners who have not entered into another civil partnership, families and dependants of any such persons ('**Relevant Persons**'), and also establish, subsidise and subscribe to any institutions, associations, societies, clubs, trusts or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other undertaking, or of any such persons, and make payments for or towards the insurance of any such persons, and (subject to the provisions of the Companies Acts) establish and contribute to any scheme for the acquisition of shares in the Company or its holding company (whether or not an employees' share scheme) and (subject to the provisions of the Companies Acts) lend money to the Company's employees to enable them to acquire such shares, and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, and do any of such matters either alone or in conjunction with others. Subject always, if the Companies Acts shall so require, to particulars with respect to the proposed payment being disclosed to the members of the Company and to the proposal being approved by Ordinary Resolution, any Director shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance, benefit or emolument.

19.2 Subject to the Companies Acts, the powers conferred by Article 19.1 may be exercised by resolution of the Directors and include (if they would not otherwise do so) power to make provision for the benefit of any Relevant Persons in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or of any subsidiary undertaking of the Company or of any undertaking which is allied to or associated with the Company, or with any such subsidiary undertaking

20 DIRECTORS: GENERAL POWERS

20.1 The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Companies Acts or by these Articles required to be exercised by the Company in General Meeting, including the power to borrow money and to mortgage or charge the Company's undertaking, property and uncalled capital or any part thereof and the power to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or any third party, provided that no resolution made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if such resolution had not been made, subject nevertheless to these Articles, to the provisions of the Companies Acts, and to such directions or regulations, being not inconsistent with the foregoing provisions, as may be prescribed by the Company by Special Resolution. No direction or regulation prescribed by the Company by Special Resolution shall invalidate any prior act of the Directors which would have been valid if such direction or regulation had not been prescribed. The general powers given to the Directors by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

20.2 Subject to these Articles, the Directors may delegate any of the powers which are conferred on them under the Articles to such person or committee, by such means (including by power of attorney), to such an extent, in relation to such matters or territories and on such terms and conditions as they think fit. If the Directors so specify, any such delegation may authorise further delegation of the Directors' powers by any person to whom they are delegated. The Directors may revoke any delegation in whole or part, or alter its terms and conditions.

20.3 The Company may change its name by decision of the Directors.

20.4 To the extent permitted by the Companies Acts, the Company may cause to be kept in any territory a branch Register of Members resident in that territory, and the Directors may (subject to the provisions of the Companies Acts) make and vary such regulations as they think fit as regards the keeping of any such register.

20.5 All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, executed or otherwise authenticated, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

21 **NOT USED**

22 **ADMINISTRATIVE PROVISIONS**

22.1 The Directors shall cause minutes to be made:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

(c) of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees of Directors.

22.2 All such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings took place, or by the chairman of the next following meeting, shall be evidence of the proceedings.

22.3 Subject as required by the Companies Acts, any register, index, minute book or accounting records required by these Articles or by law to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against, and for facilitating the discovery of, falsification.

22.4 The Company shall at all times have a Secretary pursuant to section 271 of the Act. Subject to the Companies Acts the Secretary (or, if thought fit, Joint Secretaries) of the Company shall be appointed by the Directors on such terms and for such period as they may think fit, and the Directors may also appoint one or more assistant or deputy Secretaries. Any Secretary or assistant or deputy Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

22.5 Anything required or authorised by the Companies Acts to be done by or to the Secretary of the Company may, if the office is vacant or such Secretary is absent or there is for any other reason no such secretary capable of acting, be done by or to any assistant or deputy Secretary or, if there is no assistant or deputy Secretary, or if such assistant or deputy Secretary is absent or for any other reason not capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors; provided that any provision of the Companies Acts or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

22.6 The Directors shall provide for the safe custody of the Seal and the Securities Seal and neither shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors. The Directors may from time to time make such regulations as they see fit (subject to the provisions of these Articles in relation to share and debenture certificates) determining the persons and the number of such persons who shall sign every instrument to which the Seal or the Securities Seal is affixed, and until otherwise so determined (and subject to the provisions of these Articles in relation to documents or certificates creating or evidencing securities) every such instrument shall be signed by at least one authorised person in the presence of a witness who attests the signature. For the purposes of this Article, an authorised person is:

(a) any Director;

(b) the Company Secretary; or

(c) any person authorised by the Directors for the purpose of signing documents to which the seal is attached.

22.7 The Company may have an official seal for use abroad under the provisions of the Companies Acts where and as the Directors shall determine, and the Company may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such official seal, and may impose such restrictions on the use of it as shall be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, so far as may be applicable, be deemed to include any such official seal.

22.8 The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed. For the purposes of these Articles, references to a document being sealed with the Securities Seal or to the Securities Seal being affixed to a document include the reproduction of the image of that seal on or in a document by any mechanical or electronic means which has been approved by the Directors for such purposes and in relation to that document or documents of a class to which it belongs.

22.9 Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee of the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts; and, where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Directors. A document purporting to be a copy of a resolution, or a copy of or an extract from the minutes of a meeting of the Company or of the Directors or any committee of the Directors, which is certified as a copy shall be conclusive evidence in favour of all persons dealing with the Company in good faith that such resolution has been duly passed or, as the case may be, that such copy or extract is a true and accurate record of proceedings at a duly constituted meeting.

23 RESERVES, DIVIDENDS AND CAPITALISATION

23.1 The Directors may from time to time before recommending any dividend, whether preferential or otherwise, set aside out of the profits of the Company (including any premiums received upon the issue of debentures or other securities or rights of the Company), and carry to reserve, such sums as they think proper as a reserve or reserves. Such sums shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may properly be applied and, pending such application, may at the like discretion either be employed in the business of the Company or be invested in such investments (including, but subject to the provisions of the Companies Acts, the shares of the Company or its holding company, if any) as the Directors may from time to time think fit. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it prudent not to divide.

23.2 The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. The Company in General Meeting may declare dividends accordingly, but no dividend shall exceed the amount recommended by the Directors. No dividends shall be payable otherwise than in accordance with the Companies Acts and out of the profits of the Company available for that purpose.

23.3 Subject to the rights of holders, if any, of shares with special rights as to dividends, all dividends shall be declared and paid pro rata to the nominal amounts of the shares in respect of which the dividend is paid, except that, if any share is issued on terms providing that it shall carry any particular rights as to dividend, such share shall rank for dividend accordingly.

23.4 The Directors may if they think fit from time to time resolve to pay to the members such fixed or variable interim dividends as appear to the Directors to be justified by the profits of the Company and are permitted by the Companies Acts. If at any time the share capital of the Company is divided into different classes, the Directors may (subject to the provisions of the Companies Acts) resolve to pay such interim dividends in respect of those shares in the capital of the Company

which confer on the holders deferred or non-preferred rights as well as in respect of those shares which confer on the holders preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of shares conferring a preference for any damage that such holders may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

23.5 Subject to the provisions of the Companies Acts or as otherwise required by law, where any asset, business or property is bought by the Company as from a past date, whether such date be before or after the incorporation of the Company, the profits and losses as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject to the foregoing, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue; and it shall not be obligatory to capitalise the same or any part of it.

23.6 The Company may cease to send any cheque or warrant through the post for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed (or if, following one such failure of encashment, reasonable enquiries have failed to establish any new address of the holder of the related shares or, in the case of joint holders, of any of them) but, subject to the provisions of these Articles, shall recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

23.7 The Directors may retain the dividends payable upon shares in respect of which any person is, under the provisions in these Articles as to the transmission of shares, entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

23.8 All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the payment of any such dividend into a separate account or the investment of such dividend shall not constitute the Company a trustee No dividend or other moneys payable in respect of a share shall bear interest as against the Company unless otherwise provided by the rights attached to the share. Any dividend which has remained unclaimed for a period of 12 years from its due date of payment shall at the expiration of that period be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

23.9 Any dividend or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first on the register in respect of the shares, or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holders otherwise direct, be made payable to the registered holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means and to or through such person as the holder or joint holders (as the case may be) may in writing direct, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions. Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other sum payable to the holder of shares may be paid in such currency as the Directors may determine, using such exchange rate for currency conversions as the Directors may select.

23.10 If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

23.11 A General Meeting declaring a dividend on shares of any class may, upon the recommendation of the Directors, direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares, debentures or other securities or rights of any other company, and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the

distribution the Directors may settle the same as they think expedient, and in particular (a) may issue fractional certificates (b) may determine the value for distribution of such specific assets or any part of them (c) may resolve that cash payments shall be made to any members upon the basis of the value so determined in order to adjust the rights of members (d) may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors and (e) generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates or any part of them and otherwise as they think fit.

23.12 Any waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if made in writing, signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) or otherwise authenticated in such manner as the Directors may accept and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

23.13 Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that it shall be payable to the persons registered as the holders of such shares as at the close of business on a particular date, despite the fact that it may be a date prior to that on which the resolution is passed, and the dividend shall be payable to them in accordance with their respective registered holdings, but without prejudice to the rights as between transferors and transferees of any such shares in respect of the dividend.

23.14 The Directors may, with the sanction of an Ordinary Resolution, capitalise any sum standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sums to the holders of Ordinary Shares on the Register of Members at the close of business on the date of the resolution (or such other date as may be specified or determined in the resolution) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full new Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, new shares of any other class) for allotment and distribution credited as fully paid to and amongst them as bonus shares in the proportion to their then holdings. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on such basis (including provisions whereby fractional entitlements are disregarded or rounded up or the benefit accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and incidental matters and any agreement made under such authority shall be effective and binding on all concerned.

23.15 The Directors may offer to holders of Ordinary Shares the right to receive, in the place of a dividend (or part of a dividend), an allotment of new Ordinary Shares credited as fully paid, and the provisions of Articles 23.16 to 23.20 inclusive shall apply to any such offer. Article 23.14 shall apply, with appropriate changes, to any capitalisation made pursuant to such Articles.

23.16 The Directors shall not make an offer pursuant to Article 23.15 unless so authorised by an Ordinary Resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the next Annual General Meeting of the Company occurring after such General Meeting, but no further. The Directors may either offer such rights of election in respect of the next dividend (or part of such dividend) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form. The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Ordinary Shares to be allotted in the place of any amount of dividend shall equal such amount. For such purpose the value of an Ordinary Share shall be the average of the middle market quotations of an Ordinary Share on the London Stock Exchange, as derived from the Daily Official List, on each of the first five Business Days on which the Ordinary Shares are quoted 'ex' the relevant dividend.

23.17 If the Directors determine to offer such right of election on any occasion they shall give notice in writing to the holders of Ordinary Shares of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right, provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Ordinary Shares in lieu of all future dividends, but instead shall send such

shareholder a reminder that such shareholder has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.

23.18 On each occasion the Directors determine to offer such right of election, the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect of which the share election has been duly exercised and has not been revoked (the **'elected Ordinary Shares'**), and in place of the dividend (or that part of the dividend in respect of which the right of election has been accorded) additional Ordinary Shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment set out in Article 23.16. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of new Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis. The additional Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Ordinary Shares in issue on the record date for the relevant dividend save only as regards participation in the relevant dividend. No fraction of an Ordinary Share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part, the benefit accrues to the Company and/or fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any holder of Ordinary Shares.

23.19 The Directors may on any occasion determine that rights of election in respect of an offer pursuant to Article 23.15 shall not be made available to any holders of Ordinary Shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions of Articles 23.15 to 23.18 inclusive shall be read and construed subject to such determination.

23.20 In relation to any particular proposed dividend the Directors may in their absolute discretion decide (a) that shareholders shall not be entitled to make any election in respect of such dividend and that any election previously made shall not extend to such dividend or (b) at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in place of a dividend, that all elections to take shares instead of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

24 ACCOUNTS AND AUDITORS

24.1 The Directors shall cause accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Companies Acts to be kept and preserved in accordance with the Companies Acts. The accounting records shall be kept at the Office, or (subject to the provisions of the Companies Acts) at such other place as the Directors think fit. The accounting records shall always be open to inspection by the officers of the Company, but no member, as such, or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors or by the Company in General Meeting.

24.2 The Directors shall from time to time, in accordance with the provisions of the Companies Acts, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Companies Acts.

24.3 A copy of every balance sheet and profit and loss account (including every document required by law to be comprised within it or annexed to it) which is to be laid before the Company in General Meeting and of the Directors' and Auditors' reports shall not less than 21 days before the date of the meeting be sent to every member and to every holder of debentures of the Company and to every other person who is entitled to receive notices of General Meetings from the Company under the provisions of the Companies Acts or these Articles provided that:

(a) this Article shall not require copies of such documents to be sent to any person to whom, by virtue of the Companies Acts, the Company is not required to send such documents; and

(b) instead of such documents there may be sent a copy of such summary financial statement as may be permitted, in such form as may be specified and subject to such conditions as

may be required, by law to be sent to the members of, and holders of debentures of, the Company,

and to the extent permitted by the Companies Acts and these Articles, any such document may instead be made available to such persons in electronic form.

24.4 Auditors shall be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of the Companies Acts. Subject to the provisions of the Companies Acts, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently becomes disqualified.

24.5 The Auditors shall be entitled to attend any General Meeting and to receive notices of and other communications relating to any General Meeting which any member is entitled to receive, and to be heard at any General Meeting on any part of the business of the meeting which concerns them as Auditors.

25 NOTICES AND COMMUNICATIONS

25.1 Any notice or other document to be sent or supplied to or by the Company pursuant to the Articles (other than a notice calling a meeting of the Directors) shall be in writing. Any such notice or other document may be sent or supplied in any way in which the Companies Acts provide for documents or information to be sent or supplied by or to the Company for the purposes of the Companies Acts, including, in the case of notices and other documents supplied by the Company, by means of a website. If a notice or document is sent by the Company by post, first-class mail must (where available) be used in the case of an address within the United Kingdom, and airmail in any other case.

25.2 Anything sent to a member under these Articles may be sent in hard copy form to that member's address as registered in the register of members, unless the member and the Company have agreed that another method of communication is to be used and the member has supplied the Company with the information that it needs in order to be able to use that other means of communication. Notwithstanding any other provisions of these Articles, the Company shall retain the discretion to send notices or other documents in hard copy form to the recipient's registered address or postal address supplied to the Company for the service of notices. Anything sent to a Director under these Articles may be sent to that Director's residential address as registered in the register of Directors, unless the Director and the Company have agreed that another method of communication is to be used and the Director has supplied the Company with the information that it needs in order to be able to use that other means of communication.

25.3 Any member whose postal address as registered in the register of members is not within the United Kingdom who gives the Company a postal address within the United Kingdom at which notices or other documents in hard copy form may be sent to him shall be entitled to have notices or other documents in hard copy form sent to him at such address, but otherwise no member other than a member with a postal address within the United Kingdom shall be entitled to receive any notice or other document from the Company in hard copy form.

25.4 If on two consecutive occasions notices or other documents have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, that member shall not after that be entitled to receive notices or other documents in hard copy form from the Company until he shall have communicated with the Company and supplied in writing to the Company a new address within the United Kingdom for the service of notices in hard copy form. If a notice or other document is sent by the Company to a member in electronic form at the address supplied by that member for the purpose and within three hours the Company receives a message in reply to the effect that the delivery of such notice or other document has failed, then, without prejudice to Article 25.7(d), the Company shall, subject to Article 25.3, send a copy of the notice or document in hard copy form to the member's postal address as registered in the register of members (or the postal address supplied by him to the Company for the service of notices in hard copy form) in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators.

25.5 In the case of joint holders of a share, all notices and other documents shall be sent or supplied to the joint holder whose name stands first in the Register of Members in respect of the joint holding, provided that, where the first-named joint holder has no registered postal address within the United

Kingdom and has not supplied a postal address within the United Kingdom for the service of notices or agreed with the Company that another method of communication is to be used and supplied the Company with the information that it needs in order to be able to use that other means of communication, the Company may send or supply the notice or other document to another joint holder who has, or has supplied, such an address or made such an agreement with the Company. Notices and other documents so sent or supplied shall be deemed for all purposes sent or supplied to all joint holders. Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register of Members in respect of the share.

25.6 Any member present, either in person or by proxy, at any meeting of the Company shall be deemed to have received due notice of such meeting and, where requisite, of the purposes for which the meeting was convened.

25.7 Save as otherwise provided by the Companies Acts or by these Articles, any notice shall be exclusive of the day on which it is served, or deemed to be served, and of the day for which it is given. Proof that an envelope containing a notice or other document was properly addressed, postage prepaid, and duly posted shall be conclusive evidence that the notice or other document was sent. Proof that a notice or other document contained in electronic form was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice or other document was sent. A notice or other document sent by the Company shall be deemed to be served:

(a) if sent by first class post or special delivery post from an address within the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

(b) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted;

(c) if sent by post by any other method, on the second day following that on which the envelope containing it was posted;

(d) if sent by electronic means, on the day on which it was sent;

(e) if published on a website, the time when the material was first made available on the website or if later, when the recipient received (or is deemed to have received) notice of the fact that the material was on the website.

25.8 Any notice or document delivered or sent by post to or left at the registered address or sent by some other method of communication agreed with the member to an address of a member for the time being notified by the member to the Company in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt and whether or not the Company shall have notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such member as sole or joint holder, unless his name shall, at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

25.9 Without prejudice to the rights of members to attend and vote at meetings, notices of meetings of the members of the Company or documents shall be sent to those members whose names appear on the Register of Members on a day selected by the Company not being earlier than the day 21 days before the date of the notice or the date the document is sent (the **'Relevant Date'**). The issue or transfer of, or the registration of any transfer of, shares after the Relevant Date shall not affect the validity of the notice of meeting.

25.10 Where these Articles require a notice or other document to be signed or authenticated by a member or other person then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Companies Acts or in such other manner as may be approved by the Directors. Subject to the Companies Acts, the Directors may designate

procedures or systems for validating any such notice or other document, and any such notice or other document not so validated by use of such procedures or systems shall be deemed not to have been received by the Company.

26 **INSOLVENCY**

26.1 The Directors shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up or placed in administration.

26.2 If the Company shall be wound up the liquidator may, with the authority of a Special Resolution and any other sanction required by the Companies Acts, divide among the members in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of one kind or of properties of different kinds, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any assets in respect of which there is a liability.

27 **INDEMNITY**

27.1 Subject to the provisions of the Companies Acts and without prejudice to any indemnity to which a director may otherwise be entitled, every director and other officer of the Company (other than any person (whether an officer or not) employed by the Company as auditor) shall be entitled to be indemnified out of the assets of the Company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article or any element of it to be treated as void under the Companies Acts.

27.2 The Company may purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund or employee benefits trust in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking, pension fund or employee benefits trust; and, to such extent as may be permitted by law, otherwise to indemnify or to exempt any such person against or from any such liability.

28 **DEFENCE EXPENDITURE**

28.1 Subject to the provisions of and so far as may be permitted by the Companies Acts and rules made by the Financial Conduct Authority, the Company:

(a) may provide a director of the Company or any Associated Company with funds to meet expenditure incurred or to be incurred by such director in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by such director in relation to the Company or an Associated Company or in connection with any application for relief under the provisions of section 205(5) of the Act; and

(b) may do anything to enable any such director to avoid incurring such expenditure,

provided always that the terms set out in section 205(2) of the Act shall apply to any provision of funds or other things done under this Article 28.1.

28.2 Subject to the provisions of and so far as may be permitted by the Companies Acts and rules made by the Financial Conduct Authority, the Company:

(a) may provide a director of the Company or any Associated Company with funds to meet expenditure incurred or to be incurred by such director in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by such director in relation to the Company or any Associated Company; and

(b) may do anything to enable any such director to avoid incurring such expenditure.